UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2010

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On May 4, 2010, WM Coffman LLC (“WM Coffman”), an indirect, wholly-owned subsidiary of P & F Industries, Inc. (the “Company”), received a letter (the “Termination Letter”) from AGNL Coffman, L.L.C. (“AGNL”) purporting to terminate that certain Lease Agreement, dated as of March 30, 2007, by and between AGNL, as Landlord, and Coffman Stairs, LLC and Visador Holding Corporation, jointly and severally, as Tenant (the “Original Lease”), as amended on June 8, 2009 by First Amendment to Lease Agreement made by AGNL and WM Coffman (the “First Amendment”) to provide for, among other things, WM Coffman’s replacement of the original tenants under the Lease (the Original Lease and the First Amendment are collectively referred to herein as the “Lease”).

The Lease, among other things, (1) provides for Basic Rent (as such term is defined in the Lease) of $580,000 per annum, payable quarterly in advance on January 1st, April 1st, July 1st and October 1st, in equal installments of $145,000 and such Additional Rent (as such term is defined in the Lease) as is set forth in the Lease, including, but not limited to, all costs of landlord and tenant incurred in connection with the ownership, use and maintenance of the Leased Premises (as such term is defined in the Lease); (2) provides that AGNL may declare an Event of Default (as such term is defined in the Lease) under the Lease if WM Coffman fails to pay any Monetary Obligation (as such term is defined in the Lease), regardless of the reason for such failure, and such default continues beyond the date that is ten (10) days following the date on which such Monetary Obligation is due; (3) provides that upon the occurrence of an Event of Default, AGNL shall have the right, at its sole option, to exercise any of the remedies set forth in the Lease, including, but not limited to, giving notice to WM Coffman of its intent to terminate the Lease on a specific date; and (4) provides that, in the event AGNL gives notice to WM Coffman of its intent to terminate the Lease, then, upon written demand from AGNL, WM Coffman shall (a) immediately surrender and deliver possession of the Leased Premises to AGNL; (b) pay to AGNL, as liquidated and agreed final damages for Tenant’s default and in lieu of all current damages beyond the date of such demand, an amount equal to the present value of the excess, if any, of (i) all Basic Rent from the date of such demand to the date on which the term of the Lease is scheduled to expire in the absence of any earlier termination, re-entry or repossession over (ii) the then fair market rental value of the Leased Premises for the same period and (c) pay to AGNL all Monetary Obligations that are then due and unpaid and those that arise or become due by reason of Tenant’s default under the Lease.

The foregoing description of the Lease is qualified in its entirety by reference to the text of (i) the Original Lease, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 16, 2009, and is incorporated herein by reference and (ii) the First Amendment, which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on June 16, 2009, and is incorporated herein by reference.

According to the Termination Letter, (1) Basic Rent in the amount of $152,187 was due on April 1, 2010; (2) WM Coffman failed to make such payment and, on or about April 28, 2010, made a partial payment of $50,528.65; and (3) as of May 4, 2010, the date of the Termination Letter, WM Coffman had not paid either the balance due with respect to the Basic Rent or Additional Rent amounting to $94,198.81.  Accordingly, AGNL noticed WM Coffman of its intent to terminate the Lease, effective May 4, 2010, and demanded payment from WM Coffman, not the Company, in the amount of $6,134,279.73 as liquidated and agreed final damages.  WM Coffman is in the process of analyzing the current facts and circumstances to determine its course of action with respect to the Termination Letter.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Reference is made to Item 1.02, which is hereby incorporated herein.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits.
10.1
Lease Agreement, dated as of March 30, 2007, by and between AGNL Coffman, L.L.C. and Coffman Stairs, LLC and Visador Holding Corporation, filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 16, 2009.

10.2
First Amendment to Lease Agreement, dated as of June 8, 2009, made by AGNL Coffman, L.L.C. and WM Coffman LLC, filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on June 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: May 10, 2010	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President
Chief Operating Officer and Chief Financial Officer